Business Consulting Agreement

AGREEMENT made and entered into as of this 10th day of October 2006, (the "Agreement") between Cleveland BioLabs, Inc. (the Company) with principal offices at 11000 Cedar Avenue, Suite 290, Cleveland, OH 44106, and Basic Investors, Inc., with its principal office at 510 Broadhollow Road, Suite 306, Melville, New York 11747 ("Consultant").

WHEREAS, the Consultant is in the business of providing management, financial public relations and financial consulting services to public companies, and the Company believes such services are in its best interest to utilize; and

NOW, THEREFORE, the Company desires to engage Consultant to provide such services to the Company:

1. ENGAGEMENT. The Company agrees to engage Consultant and Consultant agrees to provide management, financial public relations and financial consulting services to the Company and the Consultant agrees to render such services to the Company.

2. TERM. The term of this Agreement shall commence on the date first above written and shall continue until one year from the date first above written.. This contract may be terminated by the Company at any time. However, except as otherwise provided in Section 4, all compensation set forth herein shall be deemed earned and vested immediately upon issuance.

3. SERVICE. Consultant shall render advice and assistance to the Company on business related matters and in connection therewith shall:

(a) Attend management meetings at the request of the Company to review, analyze and report on proposed business opportunities:

(b) Assist Company with presentations at Investment conferences:

(c) Assist the Company with financial public relations;

(d) Assist in financial transactions.

Anything to the contrary herein notwithstanding, it is agreed that the Consultant's services will not include any services that constitute the rendering of legal, accounting or investment advisory services.

4. COMPENSATION. In consideration for the services performed hereunder by the Consultant, Company agrees to issue to the Consultant a warrant to purchase 15,000 shares of the Company's common stock, which warrant shall be exercisable in whole or in part, for a period of five years from the execution date of this Agreement at an exercise price of $6.00 per share and if the Company has not terminated Consultant within the first six months of the term, another warrant to purchase another 15,000 shares of the Company's common stock, exercisable in whole or in part, for a period of five years from the date of issuance at an exercise price of $6.00 per share. The Company agrees to register the underlying shares in the event the Company seeks registration of any of its shares subsequent to the execution of this Agreement, subject to the determination, in its sole discretion, by the managing underwriter of any registered public offering that inclusion of the underlying shares will adversely affect such offering ("Piggyback Registration Rights").

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a) The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations under this Agreement;

(b) The execution and of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law.

(c) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor will it violate any provision of the organizational documents of the company or any contractual obligation of the Company, except as otherwise disclosed to Consultant.

(d) The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination.

6. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company as follows:

(a) It has full power and authority to enter into this Agreement, to enter into a consultant relationship with the Company and to otherwise perform this Agreement in the time and manner contemplated;

(b) It, through its officers, directors and employees has the requisite skill and experience to perform the services and to carry out and fulfill its duties and obligations hereunder.

(c) The services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company.

(d) Consultant is acquiring the Warrants for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, (i) is able to bear the economic risks of an investment in the Warrant for an indefinite period of time, (ii) understands and acknowledges that the Warrants and the securities underlying the Warrants are being issued in reliance on specific exemptions from the registration requirements of United States Securities laws and are not assignable or transferable except as permitted under such laws, and (iii) has been furnished with all materials relating to the Company and the Warrants that it has requested and has been afforded the opportunity to ask questions of the Company and its officers and advisors.

7. COMPANY'S RIGHTS TO APPROVE TRANSACTION. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that Consultant is not authorized to enter into any agreements on behalf of the Company. The Company is solely responsible and liable for any transaction it enters into by virtue of any introduction by the Consultant.

8. COSTS AND EXPENSES FOR SPECIAL SERVICES. All reasonable third party and out-of-pocket expenses that Consultant shall incur on behalf of the Company in performing services under this Agreement shall be reimbursed by the Company. Consultant agrees that it must obtain the Company's permission prior to incurring any such expenses.

9. NON-EXCLUSIVE SERVICES. The Company understands that Consultant is currently providing certain advisory and financial consulting services to other companies and nothing herein shall be deemed or implied that the Consultant is rendering exclusive services hereunder or that its services encompass more than five hours per month.

10. LIABILITY OF CONSULTANT. In furnishing the Company with consulting services as herein provided, neither Consultant nor any employee or agent thereof shall be liable to the Company for errors of judgment or for anything except willful malfeasance or gross negligence in the performance of it's duties or reckless disregard of their obligations and duties under the terms of this Agreement. Consultant acknowledges and agrees that it is an independent contractor and not an employee of the company or any of its affiliates. Accordingly, consultant shall be responsible for payment of all taxes arising out of Consultant's activities in accordance3 with this Agreement, including without limitation, income taxes, Social Security taxes, unemployment insurance taxed and any other taxes or fees that may be required. Company shall have no obligation to provide Consultant with any benefits or compensation not provided for herein, including, without limitation workers' compensation insurance or any other employee benefits.

It is further understood and agreed that the Consultant may rely upon information furnished to it and may reasonably believe that such information is accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or action of Consultant, its employees or agents. There has been no representation made that performance of any manner, including but not limited to the Company's stock price, is guaranteed or will attain a positive result.

The parties further acknowledge that Consultant undertakes no responsibility for the accuracy or completeness of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

11. CONFIDENTIALITY. Until such time as the same may become publicly known (and not as a result of consultant's wrongful disclosure), Consultant agrees that any information provided it by the Company of a confidential nature will not be revealed or disclosed to any person or entity, except with the written approval of the Company, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements and/or Chinese Wall supervisory procedures from its employees and/or agents where it reasonably believes they will come in contact with confidential material.

12. NOTICES. All notices, requests, demands and other communication provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successor, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged.

14. APPLICABLE LAW. This Agreement shall be governed by the internal laws of the State of New York without giving effect to the principles of conflicts of law.

15. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and Agreements between the parties. It may not be amended orally, but only by a writing signed by the party's mutual consent of this contract may not be canceled at the discretion of either party. Notwithstanding this provision, the parties may enter into one or more placement agent agreements for the private placement of the Company's securities prior to, contemporaneously with or subsequent to this Agreement and all such other agreements shall be independent of and from this Agreement.

16. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitute a waiver of that or any other right.

17. HEADING. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

18. ARBITRATION. The parties agree to submit any claim, dispute or controversy relating to this Agreement or the performance or non-performance hereof to binding arbitration before the National Association of Securities Dealers, Inc. Dispute Resolution Service, with any hearing to be held in New York City, New York.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Cleveland BioLabs, Inc.

By: ______________________
Michael Fonstein, CEO

Basic Investors, Inc.

By: ______________________
Thomas Laundrie
President

Amendment

Amendment dated this 9th day of April, 2007, by and between Cleveland BioLabs, Inc. (the "Company") and Basic Investors, Inc. (the "Consultant").

WHEREAS, the parties hereto executed a certain Business Consulting Agreement dated October 10, 2006 ("Agreement"); and

WHEREAS, the parties hereto desire to amend paragraph 4 of said Agreement.

NOW, THEREFORE, the parties agree as follows:

1. The parties agree that the compensation set forth in paragraph 4 of the Agreement has been earned by the Consultant.

2. In lieu of the compensation of Warrants to exercise a total of 30,000 shares of Common Stock at an exercise price of $6.00 per share, the Company agrees as soon as practicable after the execution of this Amendment to issue pursuant to, and in accordance with, its 2006 Equity Incentive Plan, an aggregate15,000 shares of Common Stock and options to purchase an aggregate of 15,000 shares of Common Stock at an exercise price of $8.36 per share, which shares and options shall be issued in equal portions to Richard Belz, Thomas Laundrie, Gary Purcell and Marco Alfonsi.

3. All other terms of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Cleveland BioLabs, Inc.

By: ______________________

Michael Fonstein, CEO

Basic Investors, Inc.

By: ______________________

Thomas Laundrie
President

Amendment

Amendment dated this 9th day of April, 2007, by and between Cleveland BioLabs, Inc. (the "Company") and Basic Investors, Inc. (the "Consultant").

WHEREAS, the parties hereto executed a certain Business Consulting Agreement dated October 10, 2006 ("Agreement"); and

WHEREAS, the parties hereto desire to amend paragraph 4 of said Agreement.

NOW, THEREFORE, the parties agree as follows:

1. The parties agree that the compensation set forth in paragraph 4 of the Agreement has been earned by the Consultant.

2. In lieu of the compensation of Warrants to exercise a total of 30,000 shares of Common Stock at an exercise price of $6.00 per share, the Company agrees as soon as practicable after the execution of this Amendment to issue pursuant to, and in accordance with, its 2006 Equity Incentive Plan, an aggregate15,000 shares of Common Stock and options to purchase an aggregate of 15,000 shares of Common Stock at an exercise price of $8.36 per share, which shares and options shall be issued in equal portions to Richard Belz, Thomas Laundrie, Gary Purcell and Marco Alfonsi.

3. All other terms of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Cleveland BioLabs, Inc.

By: ______________________
Michael Fonstein, CEO

Basic Investors, Inc.

By: ______________________
Thomas Laundrie
President